EXHIBIT 99.1

Apyx Medical Corporation Receives Expanded FDA 510(k) Clearance Adding Power Liposuction Capability to AYON Body Contouring System™

Addition of the power liposuction capability as a second advanced liposuction modality is expected to drive even greater market demand for AYON

Clearwater, Fla. - May 11, 2026 – Apyx Medical Corporation (NASDAQ:APYX) (“Apyx Medical”; the “Company”), the leader in surgical aesthetics products marketed and sold as Renuvion® and the AYON Body Contouring System™ (AYON), today announced it received expanded 510(k) clearance from the U.S. Food and Drug Administration (the “FDA”) for the AYON Body Contouring System (“AYON”) to include power liposuction, an advanced form of liposuction that uses a reciprocating cannula to enhance efficiency of fat removal to reduce a surgeon’s effort and operating room time.

“With the addition of our advanced power liposuction function, we believe AYON is the gold-standard system in surgical aesthetics.  We look forward to building on this success by kicking off a limited commercial launch of the power liposuction function. This will allow our team to work closely with early adopters to refine training, utilization, and the overall customer experience before scaling commercial adoption for power liposuction,” said Charlie Goodwin, President and CEO of Apyx Medical Corporation. “By integrating power liposuction into a single, unified platform, we are enabling surgeons to perform multiple critical body contouring modalities within one system—streamlining workflow, improving procedural efficiency, and supporting optimal patient outcomes.”

About AYON Body Contouring SystemTM:

AYON is a groundbreaking, surgeon-designed body contouring system that combines precision, versatility, and innovation in an all-in-one platform. It seamlessly integrates fat removal, closed loop contouring, and Renuvion’s tissue contraction and electrosurgical capabilities, empowering surgeons to deliver the most comprehensive body contouring treatments for patients. With advanced features like LIFT Technology for real-time adjustments and Renuvion for enhanced tissue contraction, AYON sets a new standard in surgical care, streamlining procedures and maximizing patient outcomes. Backed by Apyx Medical’s expertise and evidence-based design, AYON delivers consistent, reliable performance and an unmatched return on investment. As the first of its kind, AYON is revolutionizing body contouring and shaping the future of aesthetic surgery. In October 2025, the Company filed an additional 510(k) for the label expansion of AYON to include power liposuction.

About Apyx Medical Corporation:

Apyx Medical Corporation is a surgical aesthetics company with a passion for elevating people’s lives through innovative products, including its Helium Plasma Platform Technology products marketed and sold as Renuvion® and the AYON Body Contouring SystemTM in the cosmetic surgery market and J-Plasma® in the hospital surgical market. Renuvion and J-Plasma offer surgeons a unique ability to provide controlled heat to tissue to achieve their desired results. The effectiveness of Renuvion and J-Plasma are supported by more than 90 clinical documents. The AYON Body Contouring System is an FDA-cleared, groundbreaking, surgeon-designed body contouring system that combines precision, versatility, and innovation in an all-in-one platform. It seamlessly integrates fat removal, closed loop contouring, electrosurgical capabilities and Renuvion for tissue contraction, empowering surgeons to deliver the most comprehensive body contouring treatments for patients. The Company also leverages its deep expertise and decades of experience in unique waveforms through OEM agreements with other medical device manufacturers. For further information about the Company and its products, please refer to the Apyx Medical Corporation website at www.ApyxMedical.com.

Cautionary Statement on Forward-Looking Statements:

Certain matters discussed in this release and oral statements made from time to time by representatives of the Company may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved.

All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including but not limited to, statements regarding the Company’s anticipated public offering, including the completion of the public offering on the anticipated terms and the use of proceeds therefrom, projections of net revenue, margins, expenses, net earnings, net earnings per share, or other financial items; projections or assumptions concerning the possible receipt by the Company of any regulatory approvals from any government agency or instrumentality including but not limited to the U.S. Food and Drug Administration (the “FDA”), supply chain disruptions, component shortages, manufacturing disruptions or logistics challenges; or macroeconomic or geopolitical matters and the impact of those matters on the Company’s financial performance.

Forward-looking statements and information are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Many of these factors are beyond the Company’s ability to control or predict. Important factors that may cause the Company’s actual results to differ materially and that could impact the Company and the statements contained in this release include but are not limited to risks, uncertainties and assumptions relating to the regulatory environment in which the Company is subject to, including the Company’s ability to gain requisite approvals for its products from the FDA and other governmental and regulatory bodies, both domestically and internationally; sudden or extreme volatility in commodity prices and availability, including supply chain disruptions; changes in general economic, business or demographic conditions or trends; changes in and effects of the geopolitical environment; liabilities and costs which the Company may incur from pending or threatened litigations, claims, disputes or investigations; and other risks that are described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and the Company’s other filings with the Securities and Exchange Commission. For forward-looking statements in this release, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise.

Investor Relations Contact:

Jeremy Feffer, Managing Director LifeSci Advisors

OP: 212-915-2568

jfeffer@lifesciadvisors.com